Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS FIRST QUARTER 2016 RESULTS; REPORTS NORMALIZED FFO AND AFFO PER SHARE OF $0.56 AND $0.53, RESPECTIVELY, REPRESENTING AN INCREASE OF 6% AND 2%, RESPECTIVELY, OVER FIRST QUARTER 2015; INCREASES QUARTERLY COMMON DIVIDEND BY 2.4% TO $0.42 PER SHARE

IRVINE, CA, May 2, 2016 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA, SBRAP) today announced results of operations for the first quarter of 2016.

RECENT HIGHLIGHTS

•
For the first quarter of 2016, Normalized FFO, AFFO and net (loss) income attributable to common stockholders per diluted common share were $0.56, $0.53 and $(0.28), respectively, compared to $0.53, $0.52 (normalized) and $0.28, respectively, for the first quarter of 2015. During the three months ended March 31, 2016, we incurred a $29.8 million impairment on real estate related to Forest Park Medical Center - Frisco hospital (“Frisco Hospital”) and increased our provision for doubtful accounts and loan losses by $2.5 million.

•	During the first quarter of 2016, revenues increased 13% over the same period in 2015, from $55.6 million to $62.6 million.

•
Subsequent to the first quarter of 2016, we completed the sale of the Frisco Hospital to Columbia Medical Center of Plano Subsidiary, L.P., a subsidiary of HCA Holdings, Inc., for a total cash purchase price of $96.3 million, less the assumption of certain capital lease obligations of approximately $7.3 million. We received net cash proceeds of $86.6 million and expect to receive an additional $3.5 million from the collection of outstanding accounts receivable and cash held by the Frisco Hospital.

•
On April 20, 2016, the borrower under our Forest Park - Fort Worth ("Fort Worth") construction loan and Texas Health Resources (“THR”) executed a purchase and sale agreement whereby, subject to bankruptcy court approval and customary closing conditions, THR will purchase the hospital and medical office real estate that serve as collateral for our construction loan for $112.0 million. The bankruptcy court approved this THR bid as the stalking horse bid in the auction process. Other bids for the auction are due by May 10, 2016 and if additional bids are received, an auction will be held on May 12, 2016. A hearing is scheduled for May 19, 2016 to approve the sale to the successful bidder. As of March 31, 2016, the outstanding principal balance on the Fort Worth construction loan was $60.8 million, and $8.1 million of accrued and unpaid interest and fees remained outstanding. We expect to fully realize all amounts owing to us upon closing of the sale and expect to use the proceeds we receive to make additional payments on our revolving credit facility.

•
Subsequent to March 31, 2016, we exercised our right of first offer to purchase a 93 bed Skilled Nursing Facility located in Maryland (“NMS - Springbrook”) for a purchase price of $50.0 million. NMS Springbrook is operated by NMS Healthcare (“NMS”) to whom we lease four other skilled nursing facilities that specialize in transitional care and medically complex post-surgical, ventilator and dialysis patients. Upon completion of the purchase, we expect that NMS - Springbrook will be added to our existing master lease with NMS, with the amended master lease to have a term of 15 years from the purchase of NMS - Springbrook with two 10-year renewal options and annual rent escalators equal to the greater of 2.50% or CPI, but not to exceed 2.75%. NMS - Springbrook is expected to generate incremental annual lease revenues determined in accordance with GAAP of $5.2 million and an initial yield on cash rent of 8.75%. The acquisition is expected to close during the third quarter of 2016.

•
On May 2, 2016, our board of directors declared a quarterly cash dividend of $0.42 per share of common stock. The dividend will be paid on May 31, 2016 to common stockholders of record as of the close of business on May 16, 2016.

•
On May 2, 2016, our board of directors declared a quarterly cash dividend of $0.4453125 per share of Series A Preferred Stock. The dividend will be paid on May 31, 2016 to preferred stockholders of record as of the close of business on May 16, 2016.

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Commenting on the first quarter results and recent investments, Rick Matros, CEO and Chairman, said, “Sabra had a strong quarter. Selling the Frisco Hospital as well as having visibility on the other two Forest Park assets was certainly important but more than that, our core assets performed well. Our Skilled Nursing/Transitional Care rent coverage continues to improve and is at its highest level since the CMS Medicare cuts of a few years ago. Genesis coverage is at its highest point since its acquisition of Sun Healthcare Group. Tenet and Holiday had stable rent coverage as well.  Senior Housing was solid, and while down from last year, that was simply due to having a greater number of independent living beds. Same store Senior Housing rent coverage was up as was our same store Skilled Nursing/Transitional Care portfolio. Skilled mix was at its highest level in several years and the mix was primarily Medicare fee for service as Medicare Advantage continues to grow quite slowly as discussed on our last earnings call. Occupancy was down as expected in that portfolio as a result of growth in skilled mix which produced the stronger operational results. Senior Housing occupancy was healthy at 90.7%. Pipeline volume is getting stronger; it’s too early to determine whether there have been positive shifts in pricing, although we are pleased to see the increase in volume and quality of product.”
TENANT COVERAGE

	EBITDAR (1)		EBITDARM (1)
Twelve Months Ended March 31,
Facility Type	2016	2015	2016	2015
Skilled Nursing/Transitional Care	1.45x	1.25x	1.77x	1.60x
Senior Housing	1.21x	1.27x	1.37x	1.48x

Twelve Months Ended March 31,
Fixed Charge Coverage Ratio (2)	2016	2015
Genesis Healthcare, Inc.(3)	1.34x	1.18x
Tenet Health Care Corporation	2.22x	2.30x
Holiday AL Holdings LP	1.18x	1.20x
(1) EBITDAR, EBITDARM and related coverages (collectively, “Facility Statistics”) include only Stabilized Facilities acquired before the three months ended March 31, 2016 and only for periods when the property was operated subject to a lease with the Company. Facility Statistics are only included in periods subsequent to our acquisition and stabilization. In addition, Facility Statistics exclude the impact of strategic disposition candidates and facilities leased to our RIDEA-compliant joint venture tenants. EBITDAR Coverage and EBITDARM Coverage exclude tenants with significant corporate guarantees. All Facility Statistics are presented one quarter in arrears.
(2) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
(3) Fixed Charge Coverage Ratio for Genesis Healthcare, Inc. ("Genesis") for the twelve months ended March 31, 2016 includes the pro forma impact of the Skilled Healthcare acquisition, which was completed on February 2, 2015.

LIQUIDITY

As of March 31, 2016, we had approximately $311.0 million of liquidity, consisting of unrestricted cash and cash equivalents of $9.0 million (excluding cash and cash equivalents associated with a RIDEA-compliant joint venture) and available borrowings of $302.0 million under our revolving credit facility. Pro forma for the sale of the Frisco Hospital and the use of proceeds to pay down our revolving credit facility, we had approximately $397.0 million of liquidity, consisting of unrestricted cash and cash equivalents of $9.0 million (excluding cash and cash equivalents associated with a consolidated joint venture) and available borrowings of $388.0 million under our revolving credit facility.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call and webcast to discuss the 2016 first quarter results will be held on Tuesday, May 3, 2016 at 10:00 am Pacific Time. The dial in number for the conference call is (888) 395-3227 and the participant code is “SABRA.” The webcast URL is https://www.webcaster4.com/Webcast/Page/1456/14710. A replay of the call will also be available immediately following the call and for 30 days by dialing (888) 203-1112, and using pass code 2152940. The Company’s supplemental information package for the first quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA
As of March 31, 2016, Sabra’s investment portfolio included 178 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 102 Skilled Nursing/Transitional Care facilities, (ii) 75

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Senior Housing facilities, and (iii) one Acute Care Hospital), one asset held for sale, 17 investments in loans receivable (consisting of (i) eight mortgage loans, (ii) four construction loans, (iii) one mezzanine loan, (iv) three pre-development loans and (v) one debtor-in-possession loan ("DIP")), and 10 preferred equity investments. Included in the 178 real estate properties held for investment are two 100% owned Senior Housing facilities leased through RIDEA-compliant structures. As of March 31, 2016, Sabra’s real estate properties held for investment included 18,332 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our future results of operations, future acquisitions, and future fixed charge coverages; our expectations concerning our Fort Worth construction loan, including our expectations regarding the timing of closing of the sale of the Fort Worth real estate and the amount of and our use of net proceeds from such sale; and our expectations for the proposed acquisition of NMS - Springbrook, including that we will be able to successfully negotiate, enter into and consummate a purchase and sale agreement for NMS - Springbrook and that we will also be able to successfully negotiate and enter into an amendment to the master lease with NMS, in each case on the terms described in this release.

Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on Genesis and certain wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign currency exchange rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of increasing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.

TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this release has been provided by such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.

NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other

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companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of FFO, Normalized FFO, AFFO and Normalized AFFO” in this release.

CONTACT
Investor & Media Inquiries: (949) 679-0410

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 SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenues	$62,559	$55,572
Net (loss) income attributable to common stockholders	(18,272)	16,889
FFO attributable to common stockholders	33,907	31,039
Normalized FFO attributable to common stockholders	36,863	31,575
AFFO attributable to common stockholders	34,770	30,531
Normalized AFFO attributable to common stockholders	34,770	30,879
Per common share data attributable to common stockholders:
Diluted EPS	$(0.28)	$0.28
Diluted FFO	0.52	0.52
Diluted Normalized FFO	0.56	0.53
Diluted AFFO	0.53	0.51
Diluted Normalized AFFO	0.53	0.52
Net cash flow from operations	$24,726	$24,701

Investment Portfolio	March 31, 2016	December 31, 2015
Real Estate Properties held for investment (1)	178	180
Real Estate Properties held for investment, gross ($)	$2,166,046	$2,277,158
Total Beds/Units	18,332	18,349
Weighted Average Remaining Lease Term (in months)	114	117
Total Investments in Loans Receivable (#)	17	17
Total Investments in Loans Receivable, gross ($) (2)	$266,683	$271,094
Total Preferred Equity Investments (#)	10	10
Total Preferred Equity Investments, gross ($)	$31,958	$29,993
Debt	March 31, 2016 Pro Forma (4)	March 31, 2016	December 31, 2015
Principal Balance
Fixed Rate Debt	$878,017	$878,017	$877,850
Variable Rate Debt (3)	453,387	539,387	519,890
Total Debt	1,331,404	1,417,404	1,397,740

Cash	(9,133)	(9,133)	(7,434)
Net Debt (5)	$1,322,271	$1,408,271	$1,390,306

Weighted Average Effective Rate
Fixed Rate Debt	5.17%	5.17%	5.17%
Variable Rate Debt (3)	3.01%	2.98%	3.17%
Total Debt	4.43%	4.34%	4.43%

% of Total
Fixed Rate Debt	66.0%	62.0%	62.8%
Variable Rate Debt (3)	34.0%	38.0%	37.2%

Availability Under Revolving Credit Facility	$388,000	$302,000	$195,000
Available Liquidity (6)	$397,036	$311,036	$202,412

(1) Included in Total Investments in Real Estate Properties are two 100% owned Senior Housing facilities leased through RIDEA-compliant structures.
(2) Total Investments in Loans Receivable consists of principal plus capitalized origination fees net of loan loss reserves.
(3) Includes $200.0 million subject to a 2% LIBOR cap and $69.4 million (CAD $90.0 million) subject to a swap agreement that fixes the CDOR rate at 1.59%. Excluding these amounts from variable rate debt equates to 19.0% of total debt being variable rate debt as of March 31, 2016 and 13.8% on a pro forma basis as of March 31, 2016.
(4) Pro Forma information assumes the sale of the Frisco Hospital and the use of proceeds to pay down our revolving credit facility were completed as of March 31, 2016.
(5) Net Debt excludes deferred financing costs and discounts.
(6) Available liquidity represents unrestricted cash, excluding cash associated with a consolidated joint venture, and availability under the revolving credit facility.

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenues:
Rental income	$55,312	$49,505
Interest and other income	5,332	5,385
Resident fees and services	1,915	682

Total revenues	62,559	55,572

Expenses:
Depreciation and amortization	17,766	14,150
Interest	16,918	13,880
Operating expenses	1,412	498
General and administrative	4,714	6,361
Provision for doubtful accounts and loan losses	2,523	1,144
Impairment of real estate	29,811	—

Total expenses	73,144	36,033

Other expense:
Loss on extinguishment of debt	(556)	—
Other expense	—	(100)
Net loss on sale of real estate	(4,602)	—

Total other expense	(5,158)	(100)

Net (loss) income	(15,743)	19,439

Net loss attributable to noncontrolling interests	32	11

Net (loss) income attributable to Sabra Health Care REIT, Inc.	(15,711)	19,450

Preferred stock dividends	(2,561)	(2,561)

Net (loss) income attributable to common stockholders	$(18,272)	$16,889

Net (loss) income attributable to common stockholders, per:

Basic common share	$(0.28)	$0.29

Diluted common share	$(0.28)	$0.28

Weighted-average number of common shares outstanding, basic	65,248,203	59,185,225

Weighted-average number of common shares outstanding, diluted	65,248,203	59,559,253

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $242,630 and $237,841 as of March 31, 2016 and December 31, 2015, respectively	$1,923,773	$2,039,616
Loans receivable and other investments, net	297,508	300,177
Cash and cash equivalents	9,133	7,434
Restricted cash	8,773	9,813
Assets held for sale	75,450	—
Prepaid expenses, deferred financing costs and other assets, net	119,519	111,797
Total assets	$2,434,156	$2,468,837

Liabilities
Mortgage notes, net	$175,045	$174,846
Revolving credit facility	198,000	255,000
Term loans, net	338,629	264,229
Senior unsecured notes, net	686,336	685,704
Liabilities held for sale	340	—
Accounts payable and accrued liabilities	28,308	35,182
Total liabilities	1,426,658	1,414,961

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of March 31, 2016 and December 31, 2015	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 65,273,218 and 65,182,335 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	653	652
Additional paid-in capital	1,203,390	1,202,541
Cumulative distributions in excess of net income	(187,279)	(142,148)
Accumulated other comprehensive loss	(9,398)	(7,333)
Total Sabra Health Care REIT, Inc. stockholders’ equity	1,007,424	1,053,770
Noncontrolling interests	74	106
Total equity	1,007,498	1,053,876
Total liabilities and equity	$2,434,156	$2,468,837

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net (loss) income	$(15,743)	$19,439
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,766	14,150
Non-cash interest income adjustments	222	113
Amortization of deferred financing costs	1,221	1,261
Stock-based compensation expense	1,818	2,918
Amortization of debt discount	27	25
Loss on extinguishment of debt	556	—
Straight-line rental income adjustments	(5,593)	(5,656)
Provision for doubtful accounts and loan losses	2,523	1,144
Change in fair value of contingent consideration	—	100
Net loss on sales of real estate	4,602	—
Impairment of real estate	29,811	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(5,900)	(3,206)
Accounts payable and accrued liabilities	(5,430)	(4,988)
Restricted cash	(1,154)	(599)

Net cash provided by operating activities	24,726	24,701
Cash flows from investing activities:
Origination and fundings of loans receivable	(5,850)	(7,303)
Origination and fundings of preferred equity investments	(984)	(311)
Additions to real estate	(474)	(675)
Repayment of loans receivable	8,874	2,052
Net proceeds from the sale of real estate	398	—

Net cash provided by (used in) investing activities	1,964	(6,237)
Cash flows from financing activities:
Net repayments of revolving credit facility	(57,000)	(42,000)
Proceeds from term loans	69,360	—
Principal payments on mortgage notes	(1,022)	(697)
Payments of deferred financing costs	(5,885)	(130)
Issuance of common stock	(1,274)	(7,587)
Dividends paid on common and preferred stock	(29,301)	(25,672)

Net cash used in financing activities	(25,122)	(76,086)

Net increase (decrease) in cash and cash equivalents	1,568	(57,622)
Effect of foreign currency translation on cash and cash equivalents	131	—
Cash and cash equivalents, beginning of period	7,434	61,793

Cash and cash equivalents, end of period	$9,133	$4,171
Supplemental disclosure of cash flow information:
Interest paid	$19,459	$16,761

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SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015

Net (loss) income attributable to common stockholders	$(18,272)	$16,889
Add:
Depreciation of real estate assets	17,766	14,150
Net loss on sales of real estate	4,602	—
Impairment of real estate	29,811	—
FFO attributable to common stockholders	$33,907	$31,039

Non-RIDEA facility operating expenses	—	348
Loss on extinguishment of debt	556	—
Provision for doubtful accounts and loan losses (1)	2,400	188
Normalized FFO attributable to common stockholders	$36,863	$31,575

FFO	$33,907	$31,039
Acquisition pursuit costs	89	310
Stock-based compensation expense	1,818	2,918
Straight-line rental income adjustments	(5,593)	(5,656)
Amortization of deferred financing costs	1,221	1,261
Change in fair value of contingent consideration	—	100
Non-cash portion of loss on extinguishment of debt	556	—
Provision for doubtful straight-line rental income and loan losses	2,523	421
Other non-cash adjustments	249	138
AFFO attributable to common stockholders	$34,770	$30,531

Non-RIDEA facility operating expenses	—	348
Normalized AFFO attributable to common stockholders	$34,770	$30,879
Amounts per diluted common share attributable to common stockholders:
Net (loss) income	$(0.28)	$0.28

FFO	$0.52	$0.52

Normalized FFO	$0.56	$0.53

AFFO	$0.53	$0.51

Normalized AFFO	$0.53	$0.52

Weighted average number of common shares outstanding, diluted:
Net (loss) income	65,248,203	59,559,253
FFO and Normalized FFO	65,414,703	59,559,253
AFFO and Normalized AFFO	65,825,187	59,893,055

(1) See Reporting Definitions for definition of Normalized FFO and Normalized AFFO for further information..

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REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and relevant guarantors and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant structures. The Company only includes EBITDAR for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDAR Coverage. EBITDAR for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructuring is the first year rental rate. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant structures. The Company only includes EBITDAR Coverage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDAR Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR Coverage is not presented for tenants with significant corporate guarantees.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant structures. The Company only includes EBITDARM for Stabilized Facilities acquired before the beginning of the current quarter and only for periods when the property was operated subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDARM Coverage. EBITDARM for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructurings is the first year rental rate. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant structures. The Company only includes EBITDARM Coverage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDARM Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDARM Coverage is not presented for tenants with significant corporate guarantees.
Fixed Charge Coverage. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the

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REPORTING DEFINITIONS

historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and real estate impairment charges. AFFO is defined as FFO excluding straight-line rental income adjustments, stock-based compensation expense, amortization of deferred financing costs, acquisition pursuit costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to straight-line rental income, provision for loan losses, changes in fair value of contingent consideration, amortization of debt premiums/discounts and non-cash interest income adjustments). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.

Normalized FFO and Normalized AFFO. Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Prior to the third quarter of 2015, the Company normalized 100% of straight-line rental income write-offs.  In the third quarter of 2015, Sabra established a policy for normalizing write-offs and provisions for doubtful accounts to the extent in excess of any rental or interest income recognized during the period presented. The amounts for prior periods have been revised to conform to the current presentation.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Stabilized Facility. Skilled Nursing/Transitional Care facilities and Senior Housing facilities are considered stabilized at the earlier of (i) achieving consistent occupancy at or above 80% and (ii) 24 months after the acquisition date. The Company also considers these facilities and Acute Care Hospitals to not be stabilized based on other circumstances (including newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants business model). Such facilities will be considered stabilized upon maintaining consistent occupancy at or above 80% (for Skilled Nursing/Transitional Care and Senior Housing Facilities only) but in no event beyond 24 months after the date any such circumstances occurred for any asset type. Stabilized Facilities exclude facilities leased to RIDEA-compliant structures.
Total Debt. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s condensed consolidated financial statements.

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